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                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive  Additional Materials
[X] Soliciting Material Under Rule 14a-12

                          Philip Morris Companies Inc.
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                (Name of Registrant as Specified in Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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         1)  Title of each class of securities to which transaction applies:


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         2)  Aggregate number of securities to which transaction applies:

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         3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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[ ] Fee paid previously with preliminary materials:

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previously. Identify the previous filing by registration statement number, or
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The following letter will be sent to Philip Morris Companies Inc. shareholders.

                    [PHILIP MORRIS COMPANIES INC. LETTERHEAD]

                                                               November 16, 2001

Dear Shareholder:

I am writing about an exciting announcement that we are making today. At our next Annual Meeting of Shareholders, in April 2002, we will be proposing a change in the name of our parent corporation, from Philip Morris Companies Inc. to Altria Group, Inc. This change will require the approval of our shareholders, and you will have the opportunity to vote on this proposal at next year's meeting.

I want to take this opportunity to explain directly to you, as a valued shareholder, why we are proposing a name change, why we believe the timing is appropriate and why we have selected the name Altria Group, Inc.

         . The name change is designed to achieve clarity. Currently, Philip Morris is part of the name of our parent company as well as our two tobacco operating companies - Philip Morris U.S.A. and Philip Morris International Inc. As a result, people often refer to the wrong company when talking about "Philip Morris." We regularly see examples of this in the media and in conversations with numerous stakeholders. A new name for the parent company should help clarify our corporate identity, and make it clearer when reference is made to each of our tobacco operating companies.

         . This is a good time in the company's evolution to adopt a new name. The Nabisco acquisition and the Kraft initial public offering provide the most recent evidence of our growth and evolution. The acquisition of numerous global consumer packaged goods brands over the past decade provides an additional example of how we have changed. We are evolving culturally, too, as we work diligently on a variety of responsibility initiatives, both at the corporate level and within each of the operating companies.

         . The proposed name fits our mission. Altria Group, Inc. - the new parent company name we will be proposing to you - embraces innovation, growth and new opportunities. Altria, derived from the Latin word altus, meaning high, symbolizes for us a company that is already great, but reaching ever higher. The name was chosen to reflect our aspiration to be a financially strong global family of consumer products companies that delivers peak performance, shareholder value and growth

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             through operational excellence, consumer brand expertise and a commitment to responsible business practices.

In addition to the proposed new name, we have developed a new logo for the parent company to express the enormous global diversity of our brands and our people. A sample of the "Mosaic" design is reproduced on the enclosed card.

If the proposed name change is approved by shareholders, we will also change the name of Philip Morris Capital Corporation to Altria Capital Corporation. We will not change the names of our operating companies:

         Philip Morris Incorporated (Philip Morris U.S.A.)

         Philip Morris International Inc.

         Kraft Foods Inc.

         Miller Brewing Company

We remain committed to each of these businesses and plan to continue fully supporting and building the equity established over many years in the Philip Morris name for our domestic and international tobacco companies.

I also want to reassure you that certain things will not change with a new name. We look forward to continuing the many important relationships with business partners, organizations and the financial community. We believe these relationships will only be strengthened by our name change. Nor will our 40-plus year commitment to charitable giving be diminished in any way by this action.

In closing, I would like to thank each of you, as valued shareholders, for your continuing support.


Yours sincerely,

[signature]

Geoffrey C. Bible
Chairman of the Board and Chief Executive Officer

WE ARE NOT SOLICITING AND WILL NOT ACCEPT ANY PROXIES AT THIS TIME, BUT WILL DO SO IN THE ORDINARY COURSE OF HOLDING OUR ANNUAL MEETING NEXT APRIL. WE URGE ALL SHAREHOLDERS TO READ OUR PROXY STATEMENT BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSAL. OUR PROXY MATERIALS WILL BE AVAILABLE TO SHAREHOLDERS FREE OF CHARGE FROM US IN MARCH 2002 AND AT THE SECURITIES AND EXCHANGE COMMISSION'S (SEC) WEBSITE (WWW.SEC.GOV).

On November 16, 2001, the following press release was posted on Philip Morris Companies Inc.'s website.

Philip Morris Companies Inc. Announces Proposal To Change
Name Of Parent Company; Consumer Goods Parent To
Ask Shareholders To Approve "Altria Group, Inc.";
Tobacco Operating Companies To Retain Philip Morris Name

NEW YORK, November 15, 2001 - Philip Morris Companies Inc., parent to tobacco, food and beer producing companies, today announced it will ask shareholders to approve changing its name to Altria Group, Inc. The corporation stressed that its operating companies; Philip Morris USA, Philip Morris International, Miller Brewing and Kraft Foods will retain their current names.

Chairman and Chief Executive Officer Geoffrey C. Bible told employees the change is being proposed for two reasons:

The first is a need for clarity, he said. The parent company currently shares the name Philip Morris with its two tobacco companies. "Our parent company's new name, which we propose to be "Altria Group, Inc." should help clarify our corporate identity, making it clear to people how to refer to our tobacco companies and how to refer to the parent company," he said.

The second is the evolution of Philip Morris Companies Inc. "We are not the same family of companies we were just a few years ago. The Nabisco acquisition and the Kraft initial public offering are the most recent evidence of our growth and evolution," said Bible.

In addition, Bible talked about the companies' cultural development, citing a number of corporate responsibility initiatives instituted in recent years by the parent company and each of the operating companies.

The significance of the name, "Altria," Bible said, is derived from the Latin word "altus," which reflects the corporation's desire for its family of companies to always "reach higher" in striving to achieve greater financial strength and growth through operational excellence, consumer brand expertise and a growing understanding of corporate responsibility.

The proposal to clarify the parent company identity comes two years after a successful effort to improve the image of the Philip Morris family of companies. Research indicates that the companies are viewed as changing for the better and becoming a more responsible corporate citizen, among other indicators of favorable public opinion.

The next step will be to ask shareholders for their approval of the proposed new name at the annual meeting in April 2002. Shareholders will be notified through the company's proxy statement of the proposed change.

You may learn more by listening to a live audio web cast of a Philip Morris Companies Inc. conference call with members of the investment community at 8:30 a.m. ET on November 16, 2001. Access is available at www.philipmorris.com.

Proposed New Logo

         [picture of Altria "Mosaic" logo]

Due to the variance in computer monitors and color printers, this reproduction may not be representative of actual artwork.

THE ADOPTION OF THIS NAME AND LOGO ARE SUBJECT TO SHAREHOLDER APPROVAL.

WE ARE NOT SOLICITING AND WILL NOT ACCEPT ANY PROXIES AT THIS TIME, BUT WILL DO SO IN THE ORDINARY COURSE OF HOLDING OUR ANNUAL MEETING NEXT APRIL. WE URGE ALL SHAREHOLDERS TO READ OUR PROXY STATEMENT BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSAL. OUR PROXY MATERIALS WILL BE AVAILABLE TO SHAREHOLDERS FREE OF CHARGE FROM US IN MARCH 2002 AND AT THE SECURITIES AND EXCHANGE COMMISSION'S (SEC) WEBSITE.

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